UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2005

TANOX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30231	76-0196733
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10301 Stella Link, Houston, Texas	77025-5497
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 713-578-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Based on information received by Tanox, Inc. from Genentech, Inc., one of its collaboration partners for Xolair® (omalizumab) For Subcutaneous Use, Tanox makes the following statements with respect to Xolair. Genentech informed Tanox that some of the data contained in the description below was received by it from third parties and that such information is true, to the best of Genentech’s knowledge.

For the first quarter of 2005, net U.S. sales for Xolair were $65.3 million. At the end of the first quarter of 2005, 6,400 physicians, or 61 percent of the target physician population, were prescribing Xolair. Genentech estimates that more than 40,000 patients have been prescribed Xolair therapy, which is an increase from 35,000 at the end of 2004.

Physicians continue to report that more than 90 percent of patients have a perceived clinical outcome of good or excellent when using Xolair. The reimbursement rate for Xolair remains strong at over 85 percent, with the majority of patients being approved in less than two weeks. Most health plans continue to use prior authorization and re-certifications to manage Xolair.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005	TANOX, INC.

	By:	/s/ Nancy T. Chang
Nancy T. Chang
President and Chief Executive Officer

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